                       EXHIBIT 14 (ii)

               Independent Auditors' Consent

The Board of Trustees
Oppenheimer Select Managers - Salomon Brothers All Cap
Fund, a series of Oppenheimer Select Managers:

We consent to the use of or  incorporation  by  reference in this Registration  Statement of Oppenheimer  Select Managers
- Salomon  Brothers All Cap Fund on Form N-14 of our reports
dated   November   30,  2002   relating  to  the   financial
statements  and  financial   highlights   appearing  in  the
November  30,  2002  Annual  Report to the  Shareholders  of
Oppenheimer Select Managers - Salomon Brothers All Cap Fund.

We also  consent  to the  reference  to our firm  under  the
heading   "What   are   the   Tax    Consequences   of   the
Reorganization"   in  the  combined   Prospectus  and  Proxy
Statement  which is part of the  Registration  Statement  of
Oppenheimer Value Fund on Form N-14.

-------------------------
                                    Deloitte & Touche LLP

Denver, Colorado
_______, 2003

525-375_Ex14(ii)D&TConsent_Initial_081103.doc